TITANIUM METALS CORPORATION
                                  1999 Broadway
                                   Suite 4300
                             Denver, Colorado 80202

                              INFORMATION STATEMENT

     This information statement is furnished to holders of record of the common stock of Titanium Metals Corporation in order to comply with the requirements of
Section 14(c) of the Securities Exchange Act of 1934 and Regulation 14C under the Exchange Act. The purpose of the information statement is to inform all stockholders of the approval of an amendment to our certificate of incorporation providing for an increase in the number of authorized shares of common stock. The information statement was first mailed or delivered to you on or about January [26], 2006.

     We are not asking you for a proxy and you are requested not to send us a proxy.

     We are not seeking consent, authorization or proxies from you because the consent of stockholders entitled to cast the required number of votes to approve the amendment has been obtained. The increase in our authorized shares of common stock will not become effective pursuant to the written consent already obtained until the certificate of amendment is filed with the Delaware Secretary of State, which is expected to occur on or shortly after February [15], 2006. [ The information statement also serves as notice to you of an action taken by less than unanimous written consent. Such notice is required by Section 228 of the Delaware General Corporation Law. The reported closing price of our common stock
on the New York Stock Exchange on [   ] 2006 was $[  ] .



                        QUESTIONS AND ANSWERS RELATED TO
                     THE INCREASE IN AUTHORIZED COMMON STOCK

     This  information   statement  contains   information  related  to  certain
corporate actions of the Company and is expected to be mailed to stockholders on or about January [26], 2006.

What is the purpose of the Information Statement?

     This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the holders of the outstanding common stock of the Company as of the close of business on January 23, 2006 (the "Record Date") of corporate actions taken pursuant to the written consent of a majority of our stockholders.

     Of the [35,497,702] shares of common stock outstanding on January 13, 2006, stockholders owning 17,843,420 shares, or [50.3%], executed a Written Consent to take the following action: To approve the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Titanium Metals Corporation in order to increase the number of authorized shares of common stock, $0.01 par value, from 90,000,000 to 200,000,000.

     The complete text of the certificate of amendment for the increase in authorized shares is set forth as Appendix A to this information statement and is incorporated by reference. The proposed amendment would amend article 4 of our certificate of incorporation to read as follows:

          "4.1 Capital Stock. The total number of shares which the Corporation shall have authority to issue is 210,000,000 shares, consisting of (a) 10,000,000 shares of preferred stock, with a par value of $.01 per share ("Preferred Stock"); and (b) 200,000,000 shares of common stock, with a par value of $.01 per share ("Common Stock")."

Why have the board of directors and the majority stockholders agreed to increase the authorized shares of common stock?

     The board of directors believes that the increase is in the best interest of Titanium Metals Corporation and its stockholders. We believe that the increase in the number of authorized shares of common stock will enable us to effect our business strategy, provide flexibility, and provide sufficient authorized shares of common stock to be reserved for issuance upon exercise of outstanding stock options and upon conversion of our convertible preferred securities after completion of our two-for-one stock split, to be effected in the form of a stock dividend, as described below under "Questions and Answers Related to the Stock Split."

In addition to the stock split, for what other purposes may the additional authorized shares of common stock be used?

     The authorized shares of common stock in excess of outstanding shares will be available for issuance at such times and for such general corporate purposes as our board of directors may deem advisable. Any such issuances may occur without further action by our stockholders, except as may be required by applicable law or by the rules of the New York Stock Exchange where our common stock is listed for trading. Upon issuance, any such shares will have the same rights as the outstanding shares of common stock. Holders of our common stock have no preemptive rights. The issuance of additional shares of common stock may have a dilutive effect on earnings per share and on such stockholder's percentage voting power for persons who do not purchase additional shares to maintain their pro rata interest.

     We have no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of common stock proposed to be authorized except in connection with the stock split and the possible exercise of outstanding stock options and the possible conversion of outstanding convertible preferred securities. We do not intend to issue any common stock except on terms which we deem to be in the best interests of Titanium Metals Corporation and our stockholders.

     We believe that it is in our best interests and that of our stockholders to increase the number of authorized shares of common stock in order to have additional authorized but unissued shares available for issuance to effectuate the stock split and to meet business needs as they arise.

What are my rights as a holder of common stock?

     Our authorized capital stock presently consists of 90,000,000 shares of common stock and 10,000,000 shares of preferred stock. When the amendments described in this information statement become effective, our authorized capital stock will consist of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock. As a stockholder of Titanium Metals Corporation, you are entitled to dividends when and as declared by our board of directors, have one vote per share and have the right to the net assets in liquidation after payment of any amounts due to creditors and holders of other convertible preferred securities having preference over the common stock. You are not liable for further calls or assessments by us. There are no sinking fund or redemption provisions relating to our common stock. Our common stock has noncumulative voting rights, which means that holders of a majority of the shares voting for the election of directors can elect 100% of the directors if they choose to do so.

     The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, 59 Maiden Lane, New York, New York 10038.

Who is entitled to notice of the increase in authorized common stock?

     Holders of the outstanding shares of common stock of record on the Record Date will be entitled to notice of each matter voted upon pursuant to a written consent or authorization.

     Under Delaware law, and our certificate of incorporation and by-laws, all the actions requiring stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the stockholders.

What am I being asked to approve?

     YOU ARE NOT BEING ASKED TO APPROVE ANYTHING. This information statement is being provided to you solely for your information. Because the written consent of a majority of the stockholders satisfies any applicable stockholder-voting requirement of the Delaware General Corporation Law, our certificate of incorporation and our by-laws, we are not asking you for a proxy or vote and you are not requested to send one.

Why have Company stockholders acted by written consent rather than holding a special meeting?

     In order to avoid the costs and management time involved in holding a special meeting, our board of directors voted to utilize the written consent of the majority stockholders.

When will the amendment to our certificate of incorporation take effect?

     The certificate of amendment for the increase in authorized shares will not be filed or become effective until 20 days from the date of mailing of this information statement to our stockholders. A copy of the certificate of amendment to our certificate of incorporation is attached to this document as Appendix A.

                QUESTIONS AND ANSWERS RELATED TO THE STOCK SPLIT

What are the reasons for the stock split?

     We believe the stock split, to be effected in the form of a stock dividend, is desirable for several reasons. Our common stock has been trading at a per share price in the $ to $ range since , 2005. While we believe this price does not reflect the full value of our common stock, we also believe that this price range makes our common stock less affordable for purchase in lots of 100 or more shares. In addition, we believe an increase in the number of shares held by the public will encourage and facilitate trades in our common stock and promote a more liquid market in our common stock. Because the two-for-one stock split will increase the number of shares held in the public market, we believe that the price per share of our common stock will be more affordable to individual investors and, as a result, enable more people to buy common stock and create more liquidity in each stockholder's investment. We cannot be certain whether these effects will occur.

When will the stock split become effective?

     The record date for the stock split has been set as the close of business on February 6, 2006 (the "Stock Split Record Date"). Holders of record as of the close of business on the Stock Split Record Date will receive one additional share for each share held on that date. The additional shares will be distributed on or about February 16, 2006 by the Company's transfer agent, American Stock Transfer and Trust Company, and the shares are expected to trade on a post-split basis on or about February 17,, 2006.

     Stockholders will retain certificates issued before the effective date of the stock split, and those certificates will continue to represent the number of shares evidenced thereby. Stock certificates should not be returned to us or our transfer agent. There will be no change in the par value per share of our common stock as a result of the stock split.

How will the stock split affect convertible preferred securities?

     As a result of the stock split, the conversion rate of our 6 3/4% Series A Preferred Stock will be changed to six and two-third shares of common stock for each share of Series A Preferred Stock, and the conversion rate of the 6 5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities ("BUCS") issued by TIMET Capital Trust I will be changed to 2.678 shares of common stock for each BUCS.

What are the federal income tax consequences of the stock split?

     The following is a brief summary of certain federal income tax consequences of the stock split based upon current federal tax law:

     1. No gain or loss will be recognized by the Company as a result of the stock split.

     2. No gain or loss will be recognized by a stockholder of the Company's common stock as a result of the stock split.

     3. The stockholder's tax basis for each new share and each retained share of the Company's common stock will be equal to one-half of the tax basis of the corresponding share of the Company's common stock immediately preceding the stock split.

     4. The stockholder's holding period of the additional shares of the Company's common stock received in the stock split will be the same as the stockholder's holding period of the retained shares of Titanium Metals Corporation common stock.

     The foregoing summary does not purport to be a complete analysis of all potential tax consequences of the stock split. Each holder of the Company's common stock is urged to consult his or her tax advisor to determine the particular tax consequences to such stockholder of the stock split, including the applicability and effect of state, local and foreign tax laws.

Can the board of directors abandon the stock split?

     We may abandon the stock split at any time before its effectiveness if for any reason we deem it advisable to do so.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information concerning us can also be inspected and copied at the offices of The New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" certain information into this information statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document.

     We are incorporating by reference the following items contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004:

     Item 6.   Selected Financial Data;

     Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operation;

     Item 7A.  Quantitative and Qualitative Disclosures About Market Risk; and

     Item 8.   Financial Statements and Supplementary Data.

     In addition, we are incorporating by reference our Quarterly Report on Form 10-Q for the period ended September 30, 2005.

     You may already have received some of the documents incorporated by reference, but you can obtain any of them from us or the SEC or the SEC's Internet World Wide Web site described above. Documents that may be incorporated by reference after the date of this information statement are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this information statement. You may obtain documents incorporated by reference in this information statement by requesting them in writing or by telephone at the following addresses:

                           Titanium Metals Corporation
                                  1999 Broadway
                                   Suite 4300
                             Denver, Colorado 80202
                                 (303) 296-5600
    Attention: Joan H. Prusse, Vice President, General Counsel and Secretary

     If you would like to request documents from us, please do so by February [ ], 2006 to receive them before the certificate of amendment to increase the authorized shares is filed and becomes effective. If you request any incorporated documents from us, we will mail them to you by first class mail, or other equally prompt means, within one business day of our receipt of your request.

                                   APPENDIX A

              CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                           TITANIUM METALS CORPORATION

     Titanium Metals Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: The name of the Corporation is Titanium Metals Corporation.

     SECOND: The date on which the Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State is December 13, 1955.

     THIRD: The Board of Directors of the Corporation, acting in accordance with the provision of Sections 141 and 242 of the General Corporation Law of the State of Delaware adopted resolutions to amend Section 4.1 of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

     "4.1 Capital Stock. The total number of shares which the Corporation shall have authority to issue is 210,000,000 shares, consisting of (a) 10,000,000 shares of preferred stock, with a par value of $.01 per share ("Preferred Stock"); and (b) 200,000,000 shares of common stock, with a par value of $.01 per share ("Common Stock")."

     FOURTH: This Certificate of Amendment of Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by written consent of stockholders of the Corporation in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares entitled to vote or consent to this Amendment was shares of Common Stock. A majority of the outstanding shares of Common Stock consented, in writing, in favor of this Certificate of Amendment of Amended and Restated Certificate of Incorporation. The written shareholder consent required was a majority of the outstanding shares of Common Stock.

     IN WITNESS WHEREOF, Titanium Metals Corporation has duly caused this Certificate of Amendment to be signed by its as of , 2006.

                                     TITANIUM METALS CORPORATION

                                          By:      /s/

                                          Name:
                                          Title: